As filed with the Securities and Exchange Commission on December 17, 1998
                                             Registration No. 333-68603
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 --------------
                                 POST-EFFECTIVE
                                 Amendment No. 1
                                       to
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      Under
                           the Securities Act of 1933
                                 --------------
                             HERLEY INDUSTRIES, INC.
             (Exact name of Registrant as specified in its charter)


    Delaware                         3697                       23-2413500
(State or other        (Primary Standard Industrial          (I.R.S. Employer
jurisdiction of         Classification Code Number)       Identification Number)
incorporation or
 organization)
                                                Lee N. Blatt, Chairman
                                                Herley Industries, Inc.
     10 Industry Drive                          10 Industry Drive
     Lancaster, Pennsylvania 17603              Lancaster, Pennsylvania 17603
     (717) 397-2777                             (717) 397-2777
(Address,  including zip code,  and          (Name,  address,  including zip
telephone  number  including  area code,      code,  and telephone  number,
of  Registrant's principal executive          including area code,  of agent
offices)                                      for service)





                                   Copies to:

David H. Lieberman, Esq. Mitchell Tuckman, President    Michael I. Stolzar, Esq.
Blau, Kramer, Wactlar    General Microwave Corporation  Zissu Gumbinger &
   & Lieberman, P. C.    5500 New Horizons Blvd.          Stolzar, LLP
100 Jericho Quadrangle   Amityville, New York 11701     950 Third Avenue
Suite 225                (516) 226-8900                 New York, New York 10022
Jericho, New York 11753  (516) 226-8966 Fax             (212) 371-3900
(516) 822-4820                                          (212) 888-3182 Fax
(516) 822-4824  Fax

  Approximate date of commencement of proposed sale to the public: Upon consummation of the Merger described herein.

                             ----------------------

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box [ ] .

                             ----------------------

                CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------
                                          Proposed
Title of Each Class of                    Maximum                Proposed Maximum    Amount of
Securities to be         Amount to be     Offering Price per     Aggregate Offering  Registration
Registered               Registered (1)   Security               Price (2)           Fee (3)
-------------------------------------------------------------------------------------------------
Common Stock, par
value $.10 per share       966,675           $18.00              $17,647,294           $4,906
-------------------------------------------------------------------------------------------------
Common Stock
Purchase Warrants          966,675             --                    --                  --
-------------------------------------------------------------------------------------------------
Total                      966,675           $18.00              $17,647,294           $4,906
-------------------------------------------------------------------------------------------------

(1) Represents the number of Common Stock Purchase Warrants of the Registrant which may be issued to former shareholders of General Microwave Corporation ("GMC") pursuant to the Merger described herein and the number of shares of Common Stock underlying such Warrants.
(2) Each share of GMC will be converted into cash and a Common Stock Purchase Warrant to receive one share of Common Stock of the Registrant pursuant to the Merger described herein. Pursuant to Rule 457(f) under the Securities Act of 1933, the registration fee has been calculated as of December 8, 1998. The number shown is rounded from $4,905.95.
(3)  Previously Paid.


                                 ---------------


  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
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
                                     PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.
          -----------------------------------------

     Under the provisions of the Certificate of Incorporation and By-Laws of Registrant, each person who is or was a director or officer of Registrant shall be indemnified by Registrant as of right to the full extent permitted or authorized by the General Corporation Law of Delaware.

     Under such law, to the extent that such person is successful on the merits of defense of a suit or proceeding brought against him by reason of the fact that he is a director or officer of Registrant, he shall be indemnified against expenses (including attorneys' fees) reasonably incurred in connection with such action.

     If unsuccessful in defense of a third-party civil suit or a criminal suit is settled, such a person shall be indemnified under such law against both (1) expenses (including attorneys' fees) and (2) judgments, fines and amounts paid in settlement if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of Registrant, and with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

     If unsuccessful in defense of a suit brought by or in the right of Registrant, or if such suit is settled, such a person shall be indemnified under such law only against expenses (including attorneys' fees) incurred in the defense or settlement of such suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of Registrant except that if such a person is adjudicated to be liable in such suit for negligence or misconduct in the performance of his duty to Registrant, he cannot be made whole even for expenses unless the court determines that he is fairly and reasonably entitled to be indemnified for such expenses.

     The officers and directors of registrant are covered by officers' and directors' liability insurance. The policy coverage is $1,500,000, which includes reimbursement for costs and fees. There is a maximum aggregate deductible for each loss under the policy of $150,000. The Registrant has entered into Indemnification Agreements with each of its executive officers and directors. The Agreements provide for reimbursement for all direct and indirect costs of any type or nature whatsoever (including attorneys' fees and related disbursements) actually and reasonably incurred in connection with either the investigation, defense or appeal of a Proceeding, as defined, including amounts paid in settlement by or on behalf of an Indemnitee.

     In addition, the Registrant has agreed pursuant to the Agreement and Plan of Merger between GMC, eleven GMC shareholders, Acquisition and Herley to permit GMC to cause its current directors and officers liability insurance policies to remain in effect until three years after te effective time with respect to former directors and officers of GMC and that, to the extent that GMC fails to pay in full any retentions or deductibles payable thereunder by indemnified parties, Registrant shall pay such amounts.

Item 21.  Exhibits.
          --------
     2.1 Agreement and Plan of Merger dated August 21, 1998 by and among GMC, eleven GMC shareholders, Acquisition and Herley (incorporated by reference to Exhibit 1 to Schedule 13D dated August 28, 1998).
     2.2 Amendment No. 1 to Agreement and Plan of Merger dated November 18, 1998 by and among GMC, eleven GMC shareholders, Acquisition and Herley. *
     3.1  Certificate of Incorporation, as amended (incorporated by reference to
          Exhibit 3.1 to Herley's Registration Statement on Form S-2, File No. 87160).
     3.2  By-Laws of Herley,  as amended  (incorporated  by reference to Exhibit
          3.2  to  Herley's  Registration   Statement  on  Form  S-1,  File  No.
          333-39767).
     4.2 Form of Warrant Certificate (incorporated by reference to Exhibit 4 to Form 8-A Filed December 11, 1998)
     4.3 Form of Warrant Agreement between the Company and the Warrant Agent (incorporated by reference to Exhibit 3 to Form 8-A filed December 11,
          1998).
     5    Opinion of Blau, Kramer, Wactlar & Lieberman, P. C.*
     10.1 Form of Exchange Agent Agreement between Registrant and American Stock Transfer & Trust Co.*
     23.1 Form of Consent of Blau, Kramer, Wactlar & Lieberman, P. C., included in their opinion filed as Exhibit 5*
     23.2 Consent of Arthur Andersen LLP*
     23.3 Consent of Wolinetz, Gottlieb & Lafazan, P.C.*
     23.4 Consent of KPMG Peat Marwick LLP *
     23.5 Consent of Igal Brightman & Co. *
     24   Powers of Attorney, included on signature page

--------------
*Previously filed

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-4 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lancaster, Pennsylvania on the 17th day of December, 1998.

                                   Herley Industries, Inc.
                                   By:/s/ Lee N. Blatt
                                     --------------------------
                                     Lee N. Blatt
                                     Chairman of the Board
                                     and Chief Executive Officer

                                POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement has been signed on December 17, 1998 by the following persons in the capacities indicated.

          Signature                     Title
          ---------                     -----

/s/ Lee N. Blatt                      Chairman of the Board
Lee N. Blatt                          (Chief Executive Officer)

Myron Levy             *              President and Director
Myron Levy

Anello C. Garefino     *              Vice President - Finance, Treasurer (Chief
Anello C. Garefino                    Financial Officer and Principal Accounting
                                      Officer)

Thomas J. Allshouse    *              Director
Thomas J. Allshouse

David H. Lieberman     *              Secretary and Director
David H. Lieberman

John Thonet            *              Director
John Thonet

Alvin M. Silver        *              Director
Alvin M. Silver

Edward K. Walker, Jr.  *              Director
Edward K. Walker, Jr.


*By: /s/Lee N. Blatt
        Lee N. Blatt
        Attorney-in-Fact